EXHIBIT 4.2

                                 EXECUTION COPY

                             THIRD TRUST SUPPLEMENT

          THIRD TRUST SUPPLEMENT, dated as of March 16, 1998, by and among TRANS-WORLD INSURANCE COMPANY d/b/a EDUCAID, an Arizona insurance company ("TWIC" or a "Depositor"), CLASSNOTES, INC., a Delaware corporation ("ClassNotes" or a "Depositor"), and THE YORK BANK AND TRUST COMPANY, a Pennsylvania bank and trust company, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee") under a Trust Agreement dated as of March 21, 1997 (as amended and supplemented from time to time, the "Trust Agreement") relating to ClassNotes Trust 1997-I, a Pennsylvania business trust (the "Trust").


                              PRELIMINARY STATEMENT

          Section 11.1(d) of the Trust Agreement provides, among other things, that without the consent of any Certificateholders but with prior notice to the Rating Agencies and the prior written consent of the Surety Provider, the Depositors and the Eligible Lender Trustee may enter into a Trust Supplement to set forth the terms of an additional Class of Trust Certificates. The Trust has duly authorized the creation of a series of Trust Certificates to be known as the Trust's Series 1998-1 Certificates (the "Series 1998-1 Certificates"), the Depositors have delivered the required notice to the Rating Agencies and the Depositors and the Eligible Lender Trustee are executing and delivering this Third Trust Supplement in order to provide for the Series 1998-1 Certificates. Except as otherwise specified herein, or as the context may require, capitalized terms used but not defined herein are defined in Appendix A to the Trust Agreement, which Appendix A also contains rules as to usage that shall be applicable herein.


                                   ARTICLE I.

                                   DEFINITIONS

          "CLOSING DATE" means, March 17, 1998, or such other date as the Depositors may determine.

          "FAIR MARKET VALUE" means, (i) as to any Series 1998-1 Financed Student Loan contributed by a Depositor to the Trust on the Closing Date, 106.36% of the principal balance of, plus accrued interest from the Series 1998-1 Cut-off Date to the Closing Date on, such Series 1998-1 Financed Student Loan and (ii) as to any Series 1998-1 Financed Student Loan contributed by a Depositor to the Trust during the Funding Period, 100% of the principal balance of, plus accrued interest from the related Subsequent Cut-off Date to the related Transfer Date on, such Series 1998-1 Financed Student Loan.

          "FUNDING PERIOD" means, with respect to the Series 1998-1 Certificates, the period beginning on the Closing Date and ending on the first to occur of (a) the Note Distribution Date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with any Additional Fundings on or prior to such Note Distribution
Date) is less than $200,000, (b) the date on which an Event of Default or a Pledgor Default occurs, (c) the date on which an Insolvency Event occurs with respect to the Issuer and (d) the close of business on June 16, 1998, or such later date as may be agreed to by the Surety Provider.

          "GAIN" means, as to any Series 1998-1 Financed Student Loan, the sum of (i) the difference, if any, between (A) the proceeds received by the Trust upon the sale of such Series 1998-1 Financed Student Loan pursuant to Section
2.3 of the Second Supplemental Sale and Servicing Agreement and (B) the Purchase Amount of such Series 1998-1 Financed Student Loan at the time of such sale and
(ii) amounts, if any, relating to such Series 1998-1 Financed Student Loan that are released from the Reserve Account and available for distribution to the Certificateholders.

          "SECOND SUPPLEMENTAL SALE AND SERVICING AGREEMENT" means the Second Supplemental Sale and Servicing Agreement dated as of March 17, 1998 among the Issuer, the Depositors, the Eligible Lender Trustee and the Master Servicers, as amended from time to time.

          "SERIES 1998-1 CUT-OFF DATE" means February 27, 1998, or such other date as the Depositors may determine.

          "SERIES 1998-1 FINANCED STUDENT LOAN" means a Financed Student Loans contributed by a Depositor to the Trust on either the Closing Date or during the Funding Period.

          "THIRD TRUST SUPPLEMENT" means this Third Trust Supplement, as from time to time amended or supplemented.

                                   ARTICLE II.

                        AUTHORIZATION, TERMS AND ISSUANCE

          SECTION 2.1. AUTHORIZATION OF SERIES 1998-1 CERTIFICATES. In consideration of the contribution by the Depositors of the Series 1998-1 Financed Student Loans, there is hereby authorized by the Trust, a single class of Series 1998-1 Certificates, designated as the ClassNotes Trust 1997-I, Series 1998-1 Certificates (the "Series 1998-1 Certificates") in the aggregate principal amount of $410,000,0000

          SECTION 2.2. PURPOSE. The Series 1998-1 Financed Student Loans contributed by the Depositors will be pledged by the Trust to the Indenture Trustee pursuant to the terms of the Indenture.

          SECTION 2.3. TERMS OF SERIES 1998-1 CERTIFICATES GENERALLY. The Series 1998-1 Certificates shall be issued in certificated, fully registered form, in substantially the form set forth in Exhibit A hereto, with such variations, omissions and insertions as may be required by the circumstances, as may be required or permitted by the Trust Agreement, or be consistent with the Trust Agreement and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

          There shall only be one Series 1998-1 Certificate outstanding at any time. The Series 1998-1 Certificates shall be dated as of the Closing Date.

          SECTION 2.4. RESTRICTIONS ON TRANSFER. On the Closing Date, the Trust shall issue the Series 1998-1 Certificates to the Depositors in exchange for the Depositors' contribution of the Series 1998-1 Financed Student Loans. Immediately thereafter, the Depositors shall sell the Series 1998-1 Certificates to TMS Student Holdings, Inc. ("Holdings") pursuant to the terms of a purchase agreement to be entered into between the Depositors and Holdings. Any attempted transfer by Holdings of the Series 1998-1 Certificates shall be void. The Series 1998-1 Certificates issued to Holdings shall contain a legend stating "THIS CERTIFICATE IS NONTRANSFERABLE."

          SECTION 2.5. VOTING RIGHTS. The holder of the Series 1998-1 Certificates, in its capacity as such, shall have no voting rights where any provision of the Trust Agreement or any other Basic Document permits or authorizes holders of Certificates holding a specified percentage or amount of the Certificate Balance to take any action or grant any approval, and for this purpose the Series 1998-1 Certificates shall be deemed to have a Certificate Balance equal to $0.

                                   ARTICLE III

                                  DISTRIBUTIONS

          SECTION 3.1. DISTRIBUTIONS IN GENERAL.Notwithstanding anything contained in the Trust Agreement, the Second Supplemental Sale and Servicing Agreement or any other Basic Document to the contrary, (i) on the Closing Date, the Trust shall distribute to Holdings, as holder of the Series 1998-1 Certificates, an amount equal to the aggregate Fair Market Value of all Series 1998-1 Financed Student Loans contributed to the Trust on the Closing Date, (ii) during the Funding Period, on each Transfer Date the Trust shall distribute to Holdings, as holder of the Series 1998-1 Certificates, an amount equal to the aggregate Fair Market Value of all Series 1998-1 Financed Student Loans contributed to the Trust on such Transfer Date, (iii) all amounts distributable to Holdings, as holder of the Series 1998-1 Certificates, with respect to clause
(i) of the definition of Gain shall be distributed as set forth in Section 2.3 of the Second Supplemental Sale and Servicing Agreement and (iv) all amounts distributable to Holdings, as holder of the Series 1998-1 Certificates, with respect to clause (ii) of the definition of Gain shall be distributed as set forth in Section 5.6(b)(F) of the Second Supplemental Sale and Servicing Agreement.

          The foregoing paragraph sets forth the exclusive means for determining amounts required to be distributed to the holder of the Series 1998-1 Certificates. If the aggregate amount of such distributions is less than the principal amount of the Series 1998-1 Certificates, the holder of the Series 1998-1 Certificates shall have no recourse against the Trust or otherwise.

          Section 3.2. NO STATEMENT REQUIRED. Notwithstanding anything contained in the Trust Agreement, the Second Supplemental Sale and Servicing Agreement or any other Basic Document to the contrary, neither the Administrator, the Eligible Lender Trustee, the Indenture Trustee, nor any other Person, shall be required to distribute to the holder of the Series 1998-1 Certificates the statement required by Section 5.7 of the Second Supplemental Sale and Servicing Agreement.

                                   ARTICLE IV

                                   [Reserved]


                                    ARTICLE V

                                  MISCELLANEOUS

          SECTION 5.1. AUTHORITY FOR THIS THIRD TRUST SUPPLEMENT. This Third Trust Supplement is adopted pursuant to the provisions of the Trust Agreement.

          SECTION 5.2. COUNTERPARTS. This Third Trust Supplement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          SECTION 5.3. PURCHASER'S LETTER. Notwithstanding anything set forth in the Trust Agreement to the contrary, the Depositor shall not be required to execute and deliver a Purchaser's Letter pursuant to Section 3.5(b) of the Trust Agreement in connection with its acquisition of the Series 1998-1 Trust Certificates.

          SECTION 5.4. GOVERNING LAW. This Third Trust Supplement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflict of laws.

          SECTION 5.5. RATIFICATION OF TRUST AGREEMENT. As supplemented by this Third Trust Supplement, the Trust Agreement is in all respects ratified and confirmed, and the Trust Agreement as so supplemented by this Third Trust Supplement shall be read, taken and construed as one and the same instrument. Each addition to the Trust Agreement contained herein is solely for purposes of the Series 1998-1 Certificates, and shall have no effect on any other Certificates issued pursuant to the Trust Agreement. If any term of this Third Trust Supplement conflicts with any term of the Trust Agreement, this Third Trust Supplement shall control for purposes of the Series 1998-1 Certificates.

          SECTION 5.6. PLACE OF EXECUTION. This Third Trust Supplement shall be deemed for all purposes executed and delivered at the Eligible Lender Trustee's corporate trust office in York County, Pennsylvania.

          SECTION 5.7. EFFECTIVENESS. This Third Trust Supplement shall become effective upon filing with the Pennsylvania Department of State.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Trust Supplement to be duly executed as of the day and year first above written.

                                     THE YORK BANK AND TRUST COMPANY


                                     By:/s/ RICHARD H. BASS
                                        Name:  Richard H. Bass
                                        Title: Vice President



                                     TRANS-WORLD INSURANCE COMPANY,
                                        d/b/a Educaid



                                     By:/s/ MICHAEL BENOFF
                                        Name:  Michael Benoff
                                        Title: Senior Vice President


CONSENTED TO:

AMBAC ASSURANCE CORPORATION,         CLASSNOTES, INC.
 as Surety Provider

                                     By:/s/ MICHAEL BENOFF
                                        Name:  Michael Benoff
                                        Title: Senior Vice President



By:/s/ RICHARD MARSH
   Name:  Richard Marsh
   Title: First Vice President

                                                                       EXHIBIT A
                                                   TO THE THIRD TRUST SUPPLEMENT

                       FORM OF SERIES 1998-1 CERTIFICATES
              [THIS SERIES 1998-1 CERTIFICATE IS NONTRANSFERABLE]1

     NUMBER
     ---                                         $--------------------------


                             CLASSNOTES TRUST 1997-I

                           SERIES 1998-1 CERTIFICATES

         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of student loans contributed to the Trust by Trans-World Insurance Company, d/b/a Educaid and ClassNotes, Inc.

         (This Trust Certificate does not represent an interest in or obligation of the Depositor (as defined below), the Master Servicer (as defined below), the Eligible Lender Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

          THIS CERTIFIES THAT ______________________is the registered owner of ____________________ dollars non-assessable, fully-paid, fractional undivided interest in ClassNotes Trust 1997-I (the "Trust"), a trust formed under the laws of the Commonwealth of Pennsylvania by Trans-World Insurance Company, d/b/a Educaid (a "Depositor") and ClassNotes, Inc. (a "Depositor"). The Trust was created pursuant to a Trust Agreement dated as of March 21, 1997 (as amended and supplemented from time to time, the "Trust Agreement") between the Depositors and The York Bank and Trust Company, a Pennsylvania bank and trust company, not in its individual capacity but solely as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Trust Agreement; such Appendix A also contains rules as to usage that shall be applicable herein.

          This Certificate is one of the duly authorized Certificates designated as "Series 1998-1 Certificates" (herein called the "Series 1998-1 Certificates" or the "Trust Certificates"). This Series 1998-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and a related Third Trust Supplement dated as of March 17, 1998 (the "Third Trust Supplement"), to which Trust Agreement and Third Trust Supplement

--------
1 To be included on the Series 1998-1 Certificate issued to TMS Student Holdings, Inc.

the holder of this Series 1998-1 Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the "Financed Student Loans"), all moneys paid thereunder on or after February 27, 1998 (or, in the case of Financed Student Loans that constitute Additional Student Loans, on or after the respective Subsequent Cut-off Dates), certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing.

          Distributions will be made on the Series 1998-1 Certificates in the manner set forth in the Third Trust Supplement.

          It is the intent of the Depositors, the Master Servicers, the Administrator and the Certificateholders that, solely for federal income tax purposes, the Trust will be treated as a partnership and the Certificateholders (including TMS Student Holdings, Inc. in its capacity as recipient of distributions from the Reserve Account) will be treated as partners in that partnership. TMS Student Holdings, Inc. and the other Certificateholders by acceptance of a Trust Certificate (and the Certificate Owners by acceptance of a beneficial interest in a Trust Certificate) or an Originators' Interest, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such federal income tax purposes as partnership interests in the Trust.

          Each Certificateholder or Certificate Owner, by its acceptance of a Trust Certificate or, in the case of a Certificate Owner, a beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Seller or the Trust, or join in any institution against the Seller or the Trust, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

          Unless the certificate of authentication hereon shall have been executed by an authorized representative of the Eligible Lender Trustee or its authenticating agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement, the Third Trust Supplement or the Second Supplemental Sale and Servicing Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Eligible Lender Trustee on behalf of the Trust and not in its individual capacity has caused this Series 1998-1 Certificate to be duly executed as of the date set forth below.

                                      CLASSNOTES TRUST 1997-I

                                        by     THE YORK BANK AND
                                               TRUST COMPANY,
                                               not in its individual
                                               capacity but solely as
                                               Eligible Lender Trustee,

                                               by


                                      -----------------------------
                                               Authorized Signatory


Date:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

                                       THE YORK BANK AND TRUST COMPANY,
                                       not in its individual capacity but solely as Eligible Lender Trustee,

                                         by
                                            -----------------------------
                                            Authorized Representative



Date:

                                   ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



----------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



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the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



_______________________________________________________ Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                                            ________________________________*







* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever.